                                                               EXECUTION VERSION

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2007-PWR18

                             UNDERWRITING AGREEMENT

                                December 13, 2007

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

     Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation
(the "Depositor"), proposes to cause the issuance of, and to sell to Bear,
Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated ("Morgan Stanley")
(together, the "Underwriters"), the commercial mortgage pass-through certificates identified in Schedule I hereto (the "Certificates") pursuant to this Underwriting Agreement, dated December 13, 2007 (this "Agreement"), between the Depositor and the Underwriters. The Certificates will evidence beneficial ownership interests in, among other things, a trust fund (the "Trust Fund") to be formed by the Depositor and consisting primarily of a segregated pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans").

     Certain of the Mortgage Loans (the "WFB Mortgage Loans"), will be acquired by the Depositor from Wells Fargo Bank, National Association ("WFB") pursuant to the mortgage loan purchase agreement, dated December 13, 2007 (the "WFB Mortgage
Loan Purchase Agreement"), between the Depositor and WFB. Certain of the
Mortgage Loans (the "Bear Stearns Mortgage Loans") will be acquired by the
Depositor from Bear Stearns Commercial Mortgage, Inc. ("BSCMI") pursuant to the mortgage loan purchase agreement, dated December 13, 2007 (the "BSCMI Mortgage
Loan Purchase Agreement"), between BSCMI and the Depositor. Certain of the
Mortgage Loans (the "PCFII Mortgage Loans"), will be acquired by the Depositor from Principal Commercial Funding II, LLC ("PCFII") pursuant to the mortgage loan purchase agreement, dated December 13, 2007 (the "PCFII Mortgage Loan
Purchase Agreement"), between the Depositor and PCFII. Certain of the Mortgage
Loans (the "Prudential Mortgage Loans") will be acquired by the Depositor from
Prudential Mortgage Capital Funding, LLC ("PMCF") pursuant to the mortgage loan purchase agreement, dated December 13, 2007 (the "PMCF Mortgage Loan Purchase
Agreement"), between PMCF and the Depositor. Certain of the Mortgage Loans (the
"Nationwide Mortgage Loans"), will be acquired by the Depositor from Nationwide
Life Insurance Company ("Nationwide") pursuant to the mortgage loan purchase agreement, dated December 13, 2007 (the "Nationwide Mortgage Loan Purchase
Agreement"), between the Depositor and Nationwide. WFB, BSCMI, PCFII, PMCF and

Nationwide collectively constitute the "Mortgage Loan Sellers"; and the WFB
Mortgage Loan Purchase Agreement, the BSCMI Mortgage Loan Purchase Agreement,
the PCFII Mortgage Loan Purchase Agreement, the PMCF Mortgage Loan Purchase
Agreement and the Nationwide Mortgage Loan Purchase Agreement collectively constitute the "Mortgage Loan Purchase Agreements."

     The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of December 1, 2007 (the "Pooling and
Servicing Agreement"), among the Depositor, as depositor, Prudential Asset
Resources Inc., as a master servicer, Wells Fargo Bank, National Association as a master servicer, as certificate administrator and as tax administrator,
Centerline Servicing Inc., as general special servicer, and LaSalle Bank
National Association, as trustee.

     Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Mortgage Loan Purchase Agreements.

     The Depositor has filed with the Securities and Exchange Commission (the
"Commission") a registration statement (No. 333-146993) on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended
(the "1933 Act"), which registration statement has become effective. The
Depositor proposes to file with the Commission pursuant to Rule 424(b) under the
1933 Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof.
Such registration statement, including the exhibits thereto and information that is contained in the Prospectus (as defined below) and is deemed to be part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Prospectus, is hereinafter referred to as the "Registration Statement"; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule
424(b) under the 1933 Act, is hereinafter referred to as the "Base Prospectus";
such form of supplement to the Base Prospectus relating to the Certificates, in the form first required to be filed to satisfy the condition set forth in Rule
172(c) and pursuant to Rule 424(b) under the 1933 Act (including the Base
Prospectus as so supplemented) is hereinafter referred to as the "Prospectus
Supplement"; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter referred to as the "Prospectus".

     At or prior to the time when sales to purchasers of the Certificates were first made, which was approximately 2:45 p.m. on December 13, 2007 (the "Time of
Sale"), the Depositor had prepared the following information (collectively, the
"Time of Sale Information"): the Depositor's Free Writing Prospectus dated
November 30, 2007 (the cover page of which is attached hereto as Annex A) to the
Depositor's Prospectus dated November 30, 2007, the Term Sheet dated November
30, 2007, the Depositor's Free Writing Prospectus dated December 12, 2007 that updates certain information set forth in such Free Writing Prospectus dated
November 30, 2007, and such Term Sheet dated November 30, 2007 and each
"free-writing prospectus" (as defined pursuant to Rule 405 under the 1933 Act)
(a "Free Writing Prospectus") the first page of each of which is attached as
Annex B hereto. If, subsequent to the date of this Agreement, the Depositor and the Underwriters determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and terminate their

                                       -2-

old purchase contracts and enter into new purchase contracts with investors in the Certificates, then "Time of Sale Information" will refer to the information conveyed to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information") and "Time of Sale" will refer to the time and date on which such new purchase contracts were entered into.

     (1) Representations and Warranties.

          (a) The Depositor represents and warrants to the Underwriters as follows:

          (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission; the Registration Statement as of its effective date or deemed effective date pursuant to Rule 430B under the 1933 Act (the
"Effective Date"), and the Prospectus, as of the date of the Prospectus
Supplement, complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act
Regulations"); and the information in the Registration Statement, as of the
Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the information in the
Prospectus, as of the date of the Prospectus Supplement, did not, and as of the
Closing Date (as defined below), will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the information therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the
Depositor makes no representations, warranties or agreements as to (A) the information contained in the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Depositor by any Underwriter on behalf of itself or the other
Underwriters specifically for use in connection with the preparation of the
Prospectus or any revision or amendment thereof or supplement thereto (the
"Underwriter Information"), (B) any information contained in or omitted from the portions of the Prospectus Supplement for which the Mortgage Loan Sellers are obligated to indemnify the Underwriters under the Indemnification Agreements, each dated as of December 13, 2007, between the respective Mortgage Loan Seller, the Depositor and the Underwriters (the "Mortgage Loan Seller Information"), (C)
untrue statements or omissions in the portions of the Prospectus Supplement under the heading "Yield and Maturity Considerations" that arise out of or are based upon untrue statements or omissions in the Mortgage Loan Seller
Information or (D) any information contained in or omitted from the portions of the Prospectus Supplement for which one or more of the initial Master Servicers, the initial Primary Servicers, the initial General Special Servicer, the initial
Certificate Administrator and the initial Trustee are obligated to indemnify the
Underwriters under (i) the Representation and Indemnification Agreement, dated as of December 13, 2007, between the Depositor, the Underwriters and Wells Fargo
Bank, (ii) each of the Representation and Indemnification Agreements, both dated as of December 13, 2007, between the Depositor, the Underwriters and each of the initial Primary Servicers, (iii) the Representation and Indemnification
Agreement, dated as of December 13, 2007, between the Depositor, the
Underwriters and the initial General Special Servicer, (iv) the Representation and Indemnification Agreement, dated as of December 13, 2007, between the
Depositor, the Underwriters and the initial Certificate Administrator, (v) the
Representation and

                                       -3-

Indemnification Agreement, dated as of December 13, 2007, between the Depositor, the Underwriters and the initial Trustee, and/or (vi) the Indemnification
Agreement, dated as of December 13, 2007, between the Depositor and Prudential
Asset Resources, Inc. (of which the Underwriters are third party beneficiaries)
(the "Servicer/Trustee Information"). The parties acknowledge that the
Underwriter Information consists of the first, second, third and fourth sentences of the final paragraph of the cover page, and the second, fourth and eighth paragraphs of the section titled "Plan of Distribution" in the
Prospectus.

          (ii) The Time of Sale Information, at the Time of Sale, did not, and
at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that the Depositor makes no representation and warranty with respect to
(A) any statements or omissions made in reliance upon and in conformity with the
Underwriter Information, (B) any Mortgage Loan Seller Information contained in or omitted from such Time of Sale Information or (C) any Servicer/Trustee
Information contained in or omitted from such Time of Sale Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter
Information to the Depositor expressly for use in the Time of Sale Information.

          (iii) Other than the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or
Rule 134 under the 1933 Act, (ii) the Time of Sale Information, and (iii) each other written communication of the Depositor or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Depositor (each such communication referred to in clause (ii) and this clause (iii) constituting an "issuer free writing prospectus", as defined in Rule 433(h) under the 1933 Act, being referred to as an "Issuer Free Writing Prospectus"). Each such Issuer Free
Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with
Section 4 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the
Underwriter Information or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the
Depositor expressly for use in any Issuer Free Writing Prospectus.

          (iv) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and

                                       -4-

authority to enter into and perform its obligations under this Agreement and the
Pooling and Servicing Agreement.

          (v) The execution, delivery and performance of this Agreement and the
Pooling and Servicing Agreement by the Depositor and the consummation of the transactions contemplated herein and therein by the Depositor and compliance by the Depositor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not (A) contravene any provision of the certificate of incorporation or by-laws of the Depositor or applicable law or (B) conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it may be bound or to which any of the property or assets of the Depositor is subject, which conflict, breach, default, lien, charge or encumbrance is reasonably likely to materially and adversely affect the
Depositor's ability to perform its obligations under this Agreement or the
Pooling and Servicing Agreement.

          (vi) The Certificates have been duly authorized for issuance and sale
(or will have been so authorized prior to the issuance thereof) pursuant to this
Agreement and the Pooling and Servicing Agreement. When issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Pooling and Servicing Agreement against payment of the consideration therefor in accordance with this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the Pooling and
Servicing Agreement, except as enforceability thereof may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. The Certificates and the Pooling and
Servicing Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.

          (vii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

          (viii) This Agreement has been, and as of the Closing Date the Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the
Depositor. This Agreement constitutes, and as of the Closing Date the Pooling and Servicing Agreement will constitute, a legal, valid and binding agreement enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by the effect of (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and
(C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the

                                       -5-

enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

          (ix) At the time of the execution and delivery of the Pooling and
Servicing Agreement, the Depositor (A) will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Depositor's right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens")
granted by or imposed upon the Depositor, (B) will not have assigned to any other person any of its right, title or interest in the Mortgage Loans or in the
Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred its right, title and interest in the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing
Agreement by the Trustee, the Trustee will have acquired ownership of all of the
Depositor's right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the
Certificates pursuant hereto, each Underwriter will have good title to the
Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Depositor.

          (x) The Depositor is not, and the issuance and sale of the
Certificates in the manner contemplated by the Prospectus will not cause the
Depositor or the Trust Fund to be, subject to registration or regulation as an
"investment company" under the Investment Company Act of 1940, as amended (the
"1940 Act").

          (xi) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Depositor will report the transfer of the
Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Depositor upon the sale of the Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Certificates. The Depositor will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the
Underwriters. The Depositor is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the
Depositor.

          (xii) The Depositor has not relied on the Underwriters for any tax, regulatory, accounting or other advice with respect to compliance with or registration under any statute, rule or regulation of any governmental, regulatory, administrative or other agency or authority. The Depositor acknowledges and agrees that (i) the terms of this Agreement and the offering
(including the price of the Certificates) were negotiated at arm's length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Depositor and the Underwriters has been created as a result of any of the transactions contemplated by this
Agreement, irrespective of whether any Underwriter has advised or is advising the Depositor on other matters; (iii) the Underwriters' obligations to the
Depositor in respect of the offering, and the purchase and sale, of the
Certificates are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

                                       -6-

          (xiii) The Trust Fund (other than those portions specified in the
Pooling and Servicing Agreement) will qualify as three separate real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the
"Code"); the REMIC III Regular Certificates will constitute "regular interests"
in a REMIC; and the Class R Certificates will evidence the sole class of
"residual interests" in each related REMIC.

          (xiv) There are no legal or governmental proceedings pending or, to the knowledge of the Depositor, threatened to which the Depositor is a party or to which any of the properties of the Depositor are subject that are required to be described in the Prospectus or the Time of Sale Information or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading and that are not so described, nor are there any contracts or other documents to which the Depositor is a party or to which the Depositor or any of the properties of the Depositor are subject that are required to be described in the Prospectus.

          (xv) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in
Schedule I hereto (the "Rating Agencies").

          (xvi) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and
Servicing Agreement and the Certificates payable by the Depositor (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

          (xvii) None of the Depositor or any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

          (xviii) The Depositor is not, and on the date on which the first bona fide offer of the Certificates is made (within the meaning of Rule 164(h)(2)
under the 1933 Act) will not be, an "ineligible issuer," as defined in Rule 405 under the 1933 Act.

          (b) Each Underwriter represents and warrants to the Depositor that, as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder.

     (2) Purchase and Sale.

     Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Depositor shall sell to the Underwriters, and each Underwriter shall, severally and not jointly, purchase from the Depositor, at the related purchase price set forth on Schedule
I hereto, Certificates of each class thereof having an actual or notional amount as set forth on Schedule I hereto opposite their names. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from December 1, 2007 to but excluding the
Closing Date.

                                       -7-

     (3) Delivery and Payment.

     Payment of the aggregate purchase price for, and delivery of, the
Certificates shall be made at 10:00 a.m. New York City time on December 27,
2007, which date and time may be postponed by agreement between the Underwriters and the Depositor (such time and date of payment and delivery, the "Closing
Date"). Payment shall be made to the Depositor by the Underwriters of the purchase prices of the Certificates as set forth in Schedule I in immediately available Federal funds wired to such bank as may be designated by the
Depositor, against delivery of the Certificates. Delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust
Company ("DTC"). Each class of Certificates will be represented by one or more definitive global Certificates to be deposited by or on behalf of the Depositor with DTC or the Trustee. The Certificates will be made available for examination by the Underwriters not later than 10:00 a.m. New York City time on the last business day prior to the Closing Date. The closing of the transactions contemplated hereby shall be made at the offices of Sidley Austin LLP, 787
Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Depositor.

     (4) Offering by Underwriters; Free Writing Prospectuses.

          (a) It is understood that the Underwriters propose to offer the
          Certificates for sale as set forth in the Prospectus. It is further understood that the Depositor, in reliance upon Policy Statement 105, has not and will not file an offering statement pursuant to Section
          352-e of the General Business Law of the State of New York with respect to the Certificates. Each Underwriter severally and not jointly therefore agrees that sales of the Certificates made by such
          Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

          (b) In connection with the offering of the Certificates, the
          Underwriters may each prepare and provide to prospective investors
          Free Writing Prospectuses (as defined below), or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the
          Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a
          PDF, except to the extent that the Depositor, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no
          Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

               (i) Unless preceded or accompanied by the Prospectus, the
Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act, (2)
constitutes a prospectus satisfying the requirements of Rule 430B under the 1933
Act or (3) constitutes Time of Sale Information or a Free Writing Prospectus
that does not constitute Time of Sale Information. The Underwriters shall not convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a)
of Regulation AB under the 1933 Act

                                       -8-

("ABS Informational and Computational Material"), in reliance upon Rules 167 and
426 under the 1933 Act.

               (ii) Each Underwriter shall deliver to the Depositor, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Depositor, (a) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an "Underwriter Free Writing
Prospectus") and that contains any "issuer information," as defined in Rule
433(h) under the 1933 Act and footnote 271 of the Commission's Securities
Offering Reform Release No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (b) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the
Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Depositor not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b)
under the 1933 Act or such later date as may be agreed to by the Depositor or
(B) the date of first use of such Free Writing Prospectus.

               (iii) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such
Underwriter pursuant to Section 4(b)(ii) will constitute all Free Writing
Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the
Certificates.

               (iv) Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 4(b)(ii) did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided, however, that such
Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

               (v) The Depositor agrees to file with the Commission the
following:

                    (A) Any Issuer Free Writing Prospectus;

                    (B) Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Depositor pursuant to Section 4(b)(ii); and

                    (C) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

                                       -9-

          Notwithstanding the foregoing, the Depositor shall not be required to file (1) Issuer Information contained in any Underwriter Free Writing
          Prospectus or Free Writing Prospectus of any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing
          Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (2) any Free Writing Prospectus or
          portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

               (vi) Any Free Writing Prospectus required to be filed pursuant to
Section 4(b)(v) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

                    (A) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

                    (B) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational
          Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates pursuant to Rule 424(b) under the 1933
          Act or two business days after the first use of such Free Writing
          Prospectus; and

                    (C) Any Free Writing Prospectus required to be filed
          pursuant to Section 4(b)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the
          Free Writing Prospectus or its dissemination, be filed by the
          Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

               (vii) Each Underwriter shall file with the Commission any Free
Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free
Writing Prospectus.

               (viii) Notwithstanding the provisions of Section 4(b)(vii), each
Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

                                      -10-

               (ix) Notwithstanding the provisions of Sections 4(b)(v) and
4(b)(vii), neither the Depositor nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, and neither Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or
Free Writing Prospectus previously filed that relates to the offering of the
Certificates.

               (x) The Depositor and the Underwriters each agree that any Free
Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Act:

               The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this
               communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any
               underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-803-9204.

               (xi) The Depositor and each Underwriter agree to retain all Free
Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Certificates.

               (xii) (A) In the event that the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective
          Issuer Free Writing Prospectus"), the Depositor shall notify the
          Underwriters of such untrue statement or omission within one business day after discovery and the Depositor shall, if requested by the
          Underwriters, prepare and deliver to the Underwriters a Free Writing
          Prospectus that corrects the material misstatement or omission in the
          Defective Issuer Free Writing Prospectus (such corrected Issuer Free
          Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

                    (B) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (together with a Defective
          Issuer Free Writing Prospectus, a "Defective Free

                                      -11-

          Writing Prospectus"), such Underwriter shall notify the Depositor of such untrue statement or omission within one business day after discovery.

                    (C) The Underwriters shall, if requested by the Depositor:

                         (1) if the Defective Free Writing Prospectus was an
               Underwriter Free Writing Prospectus, prepare a Free Writing
               Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a
               Corrected Issuer Free Writing Prospectus, a "Corrected Free
               Writing Prospectus");

                         (2) deliver the Corrected Free Writing Prospectus to
               each investor which received the Defective Free Writing
               Prospectus prior to entering into a contract of sale with such investor;

                         (3) notify such investor in a prominent fashion that
               the prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

                         (4) provide such investor with an opportunity to
               affirmatively agree to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

                         (5) comply with any other requirements for reformation
               of the original contract of sale with such investor, as described in Section IV.A.2.c of Commission's Securities Offering Reform
               Release No. 33-8591.

                    (D) In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the
               Depositor agrees to reimburse the Underwriters for such costs;
               provided that, before incurring such costs, the Underwriters first permits the Depositor access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

               (xiii) Each Underwriter covenants with the Depositor that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

          (c) Each Underwriter further represents and warrants that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
          Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of Certificates in circumstances in which Section 21(1) of the FSMA does not apply

                                      -12-

          to the issuer, (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to Certificates in, from or otherwise involving the United Kingdom and
          (3) it has offered and sold Certificates only to, or directed at, persons who:

               (i) are outside the United Kingdom;

               (ii) have professional experience in participating in unregulated collective investment schemes; or

               (iii) are persons falling within Articles 49(2)(A) through (D) or
19 of the FSMA (Financial Promotion) Order 2005.

     (5) Covenants of the Depositor.

     The Depositor covenants with each Underwriter as follows:

               (a) The Depositor will give each of the Underwriters notice of its intention to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or to file or prepare (i)
               any amendment to the Registration Statement at any time prior to the Closing Date or (ii) any amendment or supplement to the
               Prospectus (including any revised prospectus that the Depositor proposes for use by the Underwriters in connection with the offering of the Certificates and that differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act
               Regulations) at any time during the period when a prospectus relating to the Certificates is required to be delivered under the 1933 Act, and the Depositor will furnish the Underwriters with copies of any such Issuer Free Writing Prospectus, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing
               Prospectus or file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object.

               (b) The Depositor will promptly give each Underwriter notice of
               (i) any request by the Commission for any amendment of the
               Registration Statement or the Prospectus or for any additional information relating to the Certificates, (ii) any written notification received by the Depositor of suspension of
               qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Depositor, threatening any proceeding for that purpose. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (c) The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933
               Act by means

                                      -13-

               reasonably calculated to result in filing with the Commission pursuant to said rule. Subject to Section 4, the Depositor will cause each Issuer Free Writing Prospectus to be transmitted for filing pursuant to Rule 433 under the 1933 Act by means
               reasonably calculated to result in filing with the Commission pursuant to said rule.

               (d) The Depositor will furnish to each Underwriter, from time to time during the period when a prospectus relating to the
               Certificates is required to be delivered under the 1933 Act, such number of copies of the Prospectus and each Free Writing
               Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934
               Act") or the respective applicable rules and regulations of the
               Commission thereunder.

               (e) If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the
               Prospectus not misleading in the light of the circumstances existing at the time it is delivered to an investor in the
               Certificates, if the Depositor has actual notice or knowledge of the event, and if the event is not pursuant to Section 13 or
               15(d) of the 1934 Act incorporated by reference into the
               Prospectus, the Depositor will forthwith amend or supplement the
               Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the
               statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the
               Depositor will furnish to each Underwriter a reasonable number of copies of such amendment or supplement.

               (f) The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of Certificates; provided, however, that the
               Depositor shall not be obligated to qualify as a foreign
               corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any
               jurisdiction.

               (g) The Depositor will use the net proceeds received by it from the sale of the Certificates in the manner specified in the
               Prospectus under "Use of Proceeds".

               (h) Whether or not the transactions contemplated by this
               Agreement are consummated, the Depositor will pay or cause to be paid all expenses incident to the performance of the obligations of the Depositor under this Agreement, including, without
               limitation, (i) the fees, disbursements and expenses of the
               Depositor's counsel and accountants in connection with the purchase of the Mortgage Loans and the issuance and sale of the
               Certificates, (ii) all fees and expenses incurred in connection with the registration and delivery of the

                                      -14-

               Certificates under the 1933 Act, and all other fees or expenses in connection with the preparation and filing of the Registration
               Statement, the Time of Sale Information, any Issuer Free Writing
               Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated
               therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified above,
               (iii) all costs and expenses related to the transfer and delivery of the Certificates to the Underwriters, including any transfer or other taxes payable thereon, (iv) the costs of printing or producing any "blue sky" memorandum in connection with the offer and sale of the Certificates under state securities laws and all expenses in connection with the qualification of the Certificates for the offer and sale under state securities laws as provided in
               Section 5(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the "blue sky"
               memorandum, (v) the cost of printing the Certificates, (vi) the upfront costs and charges of any transfer agent, registrar or depository, (vii) the fees and expenses of the rating agencies incurred in connection with the issuance and sale of the
               Certificates and (viii) all other costs and expenses incident to the performance of the obligations of the Depositor hereunder for which provision is not otherwise made in this Section. Except as herein provided, the Underwriters shall be responsible for the payment of all costs and expenses incurred by them, including, without limitation, (i) the fees and disbursements of counsel of the Underwriters and (ii) such additional costs arising out of any Free Writing Prospectuses prepared by or on behalf of the
               Underwriters and the filing of such materials, if required, with the Commission.

               (i) The Depositor shall obtain a letter from Deloitte & Touche
               LLP, certified public accountants, satisfactory in form and substance to the Depositor and the Underwriters, to the effect that such accountants have performed certain specified
               procedures, all of which have been agreed to by the Depositor and the Underwriters, as a result of which they have determined that the information included in the Time of Sale Information that the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Depositor or the Underwriters to be material.

     (6) Conditions of Underwriters' Obligations.

     Each Underwriter's obligation to purchase the Certificates allocated to it as set forth on Schedule I hereto shall be subject to the accuracy in all material respects of the representations and warranties on the part of the
Depositor contained herein as of the date hereof and as of the Closing Date, to the performance by the Depositor in all material respects of its obligations hereunder and to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration
          Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Depositor's knowledge, threatened by the
          Commission and the Prospectus Supplement and each Free Writing
          Prospectus required to be filed by the Depositor pursuant to Section
          4(b) shall have been filed or transmitted for filing

                                      -15-

          by means reasonably calculated to result in a filing with the
          Commission pursuant to Rule 424(b) under the 1933 Act or Rule 433 under the 1933 Act, as applicable.

          (b) On the Closing Date, such Underwriter shall have received:

               (i) One or more opinions, dated the Closing Date, of counsel to the Depositor, in form and substance satisfactory to such Underwriter, substantially to the effect that:

                    (A) The Depositor is a corporation in good standing under
               the laws of the State of Delaware.

                    (B) The Depositor has corporate power and authority to enter into and perform its obligations under this Agreement and the
               Pooling and Servicing Agreement.

                    (C) Each of this Agreement and the Pooling and Servicing
               Agreement has been duly authorized, executed and delivered by the
               Depositor. Upon due authorization, execution and delivery by the other parties thereto, the Pooling and Servicing Agreement will constitute a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by (1) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, (2) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (3)
               such other exceptions as are reasonably acceptable to the
               Underwriters.

                    (D) The Certificates, when duly and validly executed,
               authenticated and delivered in accordance with the Pooling and
               Servicing Agreement and paid for in accordance with this
               Agreement, will be entitled to the benefits of the Pooling and
               Servicing Agreement.

                    (E) The Registration Statement was declared effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the
               Registration Statement has been issued under the 1933 Act and not withdrawn, and no proceedings for that purpose have been
               initiated or threatened by the Commission.

                    (F) At the time it became effective, the Registration
               Statement (other than any financial or statistical information included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act
               Regulations.

                    (G) To such counsel's knowledge and information, there are no material contracts, indentures, or other documents of the
               Depositor required to be described or referred to in the
               Registration Statement or to be filed as exhibits

                                      -16-

               thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                    (H) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the issuance and sale of the Certificates in the manner contemplated by the Prospectus will not cause the Trust Fund to be subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended.

                    (I) No consent, approval, authorization, or order of any
               State of New York or federal court or governmental agency or body is required for the consummation by the Depositor of the
               transactions contemplated herein, except (1) such as have been obtained, (2) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the
               Certificates by the Underwriters, as to which no opinion need be expressed and (3) any recordation of the assignments of the
               Mortgage Loans to the Trustee pursuant to the Pooling and
               Servicing Agreement that has not yet been completed.

                    (J) Neither the sale of the Certificates to the Underwriters pursuant to this Agreement, nor the consummation by the Depositor of any other of the transactions contemplated by, or the
               fulfillment by the Depositor of the terms of, this Agreement or the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of any term or provision of, or
               constitute a default (or an event which with the passing of time or notification or both, would constitute a default) under, (1)
               the certificate of incorporation or by-laws of the Depositor, or,
               (2) to the knowledge of such counsel, any material indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or, (3) any State of New York or federal statute or regulation applicable to the Depositor, or, (4) to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor except, in the case of either (2) or (4), for any conflict, breach, violation or default that, in the judgment of such counsel, is not reasonably likely to materially and adversely affect the Depositor's ability to perform its obligations under this Agreement or the Pooling and Servicing Agreement.

               (ii) An opinion, dated the Closing Date, of counsel to the
Underwriters, reasonably acceptable to the Underwriters.

               (iii) In giving their opinions required by the foregoing
subsections (i) and (ii) of this Section, counsel to the Depositor and the
Underwriters, respectively, shall in each case additionally state that nothing has come to such counsel's attention that has caused it to believe that (i), in the case of counsel to the Depositor, the Registration Statement, the Prospectus
or the Time of Sale Information, and (ii) in the case of counsel to the
Underwriters, the Prospectus or the Time of Sale Information (in each case other than any financial statements and supporting schedules and statistical and/or accounting information included

                                      -17-

therein, as to which no statement need be made), in the case of the Registration
Statement, as of the time it became effective, in the case of the Prospectus, as of the date thereof or as of the Closing Date, and as of the Time of Sale, in
the case of the Time of Sale Information, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such statement shall be based upon conferences and telephone conversations with representatives of the parties hereto, the Mortgage
Loan Sellers, the Master Servicers, the Special Servicers, the Certificate
Administrator, the Tax Administrator and the Trustee and such statement may be qualified that, with limited exception, such counsel will not have reviewed any loan documents.

     Such opinion(s) may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on
certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion(s) may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States.

          (c) On the Closing Date, each Underwriter shall have received a favorable opinion, dated the Closing Date, of special tax and ERISA counsel to the Depositor (i) regarding the qualification of each of
          REMIC I, REMIC II and REMIC III as a real estate mortgage investment conduit within the meaning of Sections 860A through 860G of the
          Internal Revenue Code of 1986 and (ii) to the effect that the statements in the Base Prospectus and the Prospectus Supplement under the headings "Federal Income Tax Consequences" and "ERISA
          Considerations", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein. Such opinion(s)
          may express its (their) reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion(s) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto.
          Such opinion(s) may be qualified as an opinion only on the federal tax and ERISA law of the United States.

                                      -18-

          (d) The Depositor shall have delivered to each Underwriter a certificate, dated the Closing Date, and signed by the President, a
          Senior Vice President or a Vice President of the Depositor, to the
          effect that:

               (i) the representations and warranties of the Depositor in this
Agreement and the Pooling and Servicing Agreement are true and correct in all material respects; and

               (ii) the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (e) Each Mortgage Loan Seller shall have delivered to each Underwriter a certificate, dated the Closing Date, and signed by the President, a
          Senior Vice President or a Vice President of the Mortgage Loan Seller
          to the effect that:

               (i) the representations and warranties of the Mortgage Loan
Seller in Section 4(a) of the respective Mortgage Loan Purchase Agreement are true and correct in all material respects;

               (ii) the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the respective Mortgage Loan Purchase Agreement at or prior to the Closing Date;

               (iii) since the date of this Agreement and prior to the sale of the Mortgage Loans under the Agreement, there has been no material adverse change in the financial condition of the Mortgage Loan Seller.

          (f) The Depositor and each Underwriter shall have received from
          Deloitte & Touche LLP, certified public accountants, a letter dated the Closing Date, in form and substance satisfactory to such
          Underwriter, stating in effect that:

               (i) they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the data sheet or computer tape prepared by or on behalf of each Mortgage
Loan Seller, unless otherwise noted in such letter; and

               (ii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in the Mortgage Files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

          (g) The Depositor shall have received the accountant's letters specified in Section 5(i).

          (h) Each Underwriter shall have received, with respect to each of the
          Master Servicers, the Special Servicers, the Certificate
          Administrator, the Tax

                                      -19-

          Administrator and the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due
          authorization, execution and delivery of the Pooling and Servicing
          Agreement by such party and, subject to the same limitations as set forth in Section 6(b)(i)(C), the enforceability of the Pooling and
          Servicing Agreement against such party and such other opinions as shall be reasonably requested by such Underwriter. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by, officers and/or authorized representatives of parties to, the
          Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered.

          (i) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor or a Mortgage
          Loan Seller (including any of the Mortgage Loans) which such
          Underwriter concludes, in the reasonable judgment of such Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Time of
          Sale Information (excluding the Corrective Information) and the
          Prospectus.

          (j) The Certificates shall have been assigned ratings by the Rating
          Agencies (as defined in the Pooling and Servicing Agreement) no less than those set forth on Schedule I and such ratings shall not have been withdrawn, suspended or qualified.

          (k) The Underwriters shall have received copies of any opinions of counsel to the Depositor supplied to the Rating Agencies relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters addressed to the Underwriters.

          (l) The Depositor shall have furnished to the Underwriters such further opinions, information, certificates and documents as the
          Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel.

     (7) Indemnification.

          (a) The Depositor shall indemnify and hold harmless each Underwriter
          (severally and not jointly), its directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all expenses, losses,

                                      -20-

          claims, damages and other liabilities (including without limitation the reasonable costs of investigation and legal defense) (the
          "Liabilities") caused by (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer
          Information contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission to state a material fact necessary to make the statements therein (when read in conjunction with the other
          Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective
          Information subsequently supplied by the Depositor or any Mortgage
          Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale, or (iii) any breach of the representation and warranty in Section 1(a)(R); provided, however, that, in the case of clauses (i) and (ii) above, the Depositor shall have no obligation to so indemnify and hold harmless insofar as the Liabilities arise from or are based upon (A) any such untrue statement or omission or alleged untrue statement or omission with respect to any information in the Prospectus as to which any Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b), (B) an untrue statement or omission or an alleged untrue statement or omission with respect to the Mortgage Loan Seller Information (including without limitation untrue statements or alleged untrue statements or omissions or alleged untrue omissions in the portions of the Prospectus Supplement under the heading "Yield and Maturity Considerations" that arise out of or are based upon untrue statements or alleged untrue statements or omissions or alleged omissions in the Mortgage Loan Seller
          Information) or (C) an untrue statement or omission or an alleged untrue statement or omission with respect to the Servicer/Trustee
          Information.

          (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor, its directors and its officers who signed the Registration Statement and each person, if any, who controls the
          Depositor within the meaning of either Section 15 of the 1933 Act or
          Section 20 of the 1934 Act against any and all Liabilities as incurred, but only with respect to Liabilities caused by any (i)
          untrue statements or alleged untrue statements of a material fact in the Underwriter Information and (ii) untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing
          Prospectus prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein
          (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading;
          provided that no Underwriter shall be obligated to so indemnify and hold harmless (A) to the extent such Liabilities are caused by a misstatement or

                                      -21-

          omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any
          Underwriter within a reasonable period of time prior to the Time of
          Sale or (B) with respect to information that is also contained in the
          Time of Sale Information.

          (c) Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than under subsection (a) or (b) of this Section 7. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. If any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action.
          The indemnifying party may elect to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
          (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid as incurred by the indemnifying party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall

                                      -22-

          not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and does not include an admission of fault, culpability or failure to act by or on behalf of an indemnified party, without the consent of the indemnified party.

          (d) If the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason unavailable to an indemnified party, or is insufficient to hold harmless an indemnified party, in respect of any losses, claims, damages or liabilities under subsection (a) or (b) on grounds of public policy or otherwise, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the applicable Underwriter on the other from the offer and sale of the
          Certificates pursuant hereto or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the
          Depositor on the one hand and of such Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or other liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand, and such Underwriter on the other, in connection with the offering of the Certificates underwritten by such
          Underwriter shall be deemed to be in the same respective proportions that the total proceeds from the sale of the Certificates underwritten by such Underwriter (before deducting expenses) received by the
          Depositor and the amount by which (i) the total price received by such
          Underwriter with respect to the initial resale to investors in the
          Certificates acquired by such Underwriter exceeds (ii) the total underwriting discounts and commissions received by such Underwriter
          (or, if no such Underwriter discounts and commissions are payable hereunder, the amount of the other fees payable to such Underwriter in connection with the offering of the Certificates), bear to the aggregate offering price of the Certificates. The relative fault of the Depositor on the one hand and of such Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter, and the parties'
          relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in

                                      -23-

          subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. Notwithstanding the provisions of this subsection
          (e), no Underwriter shall be required to contribute any amount in excess of the amount by which (i) the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Certificates exceeds (ii) the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
          (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
          Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution agreements contained in this
          Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Depositor, an Underwriter, any of their respective directors or officers, or any person controlling the
          Depositor or such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (iii) acceptance of and payment for any of the Certificates.

          (g) The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective amount of
          Certificates they have purchased hereunder, and not joint.

          (h) Each Underwriter (the "Indemnifying Underwriter") will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriter becomes subject under the 1933
          Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Time of Sale Information) to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by, or on behalf of, or used or referred to by, such Indemnifying
          Underwriter or (ii) the failure of such Indemnifying Underwriter, or

                                      -24-

          any member of its selling group, to comply with any provision of
          Section 4(b) or 9, and agrees to reimburse such Non-Indemnifying
          Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the
          Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale. This agreement will be in addition to any liability that any
          Underwriter may otherwise have.

     (8) Representations and Warranties to Survive Delivery.

     All representations and warranties of the Depositor contained in this
Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person in respect of such Underwriter, and shall survive delivery of the Certificates to the Underwriters.

     (9) Defaulting Underwriter.

     If, on the Closing Date, any of the Underwriters shall fail or refuse to purchase Certificates that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Certificates to be purchased on such date, the other Underwriter shall be obligated to purchase the Certificates which such defaulting Underwriter agreed but failed or refused to purchase on such date;
provided that in no event shall the principal amount of Certificates that any
Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Certificates, without the written consent of such Underwriter, and provided, further that no Underwriter shall be obligated under this Section 9 to purchase
Certificates of a Class that it is not otherwise obligated to purchase under this Agreement.

     If, on the Closing Date, one of the Underwriters shall fail or refuse to purchase Certificates that it has agreed to purchase hereunder on such date and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of
Certificates to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriter and the Depositor for the purchase of such
Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Depositor. In any such case either such non-defaulting Underwriter or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the
Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                                      -25-

     (10) Termination of Agreement.

          (a) Any Underwriter may terminate its obligations under this
          Agreement, by notice to the Depositor, at any time at or prior to the
          Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the
          Depositor to comply in all material respects with the terms, or to fulfill in all material respects any of the conditions of, this
          Agreement, or if for any reason the Depositor shall be unable to perform in all material respects its obligations under this Agreement.

          (b) Any Underwriter may terminate its obligations under this Agreement in the absolute discretion of such Underwriter, by notice given to the
          Depositor, if (A) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National
          Association of Securities Dealers, Inc., the Chicago Board of Options
          Exchange, the Chicago Mercantile Exchange or the Chicago Board of
          Trade, (ii) trading of any securities of the Depositor or its affiliates shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either
          Federal or State of New York authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, or any major disruption of settlement or clearance of securities in the United States, that, in the judgment of such Underwriter, is material and adverse and (B)
          in the case of any of the events specified in clauses (A)(i) through
          (iv) above, such event singly or together with any other such event, makes it, in the judgment of such Underwriter, impracticable to market the Certificates on the terms and in the manner contemplated in the
          Time of Sale Information and the Prospectus.

          (c) If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Depositor shall reimburse such
          Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

     (11) Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed duly given if sent by facsimile or delivered by courier, in either case with appropriate confirmation of receipt. Notices to the Depositor shall be directed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, 10th Floor, New York, New York 10167, Attention: Michael
Forastiere, Managing Director (with a copy to the attention of Philip M. Cedar,
Senior Managing Director, Legal Department); to Bear, Stearns & Co. Inc., shall be directed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York
10179, Attention: J. Christopher Hoeffel, Senior Managing Director, Commercial
Mortgage Department (with a copy to the attention of Philip M. Cedar, Senior
Managing Director, Legal Department);

                                      -26-

to Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New
York 10020, Attention: Warren H. Friend (with a copy to Morgan Stanley & Co.
Incorporated, 1221 Avenue of the Americas, New York, New York 10020, Attention:
General Counsel); and as to any party, to such other address as may hereafter be furnished by such party to the others in writing.

     (12) Parties.

     This Agreement shall inure to the benefit of and be binding upon the
Underwriters and the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the Underwriters and the Depositor and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Depositor and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     (13) Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     (14) Miscellaneous.

     This Agreement supersedes all prior or contemporaneous agreements and understandings between the parties hereto relating to the subject matter hereof.
Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. This Agreement may be signed in any number of duplicate originals, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                            [signature page follows]

                                      -27-

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Depositor in accordance with its terms.

                                        Very truly yours,

                                        BEAR STEARNS COMMERCIAL
                                           MORTGAGE SECURITIES INC.

                                        By: /s/ Adam Ansaldi
                                            ------------------------------------
                                            Name: Adam Ansaldi
                                            Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

BEAR, STEARNS & CO. INC.

By: /s/ Craig W. Sedmak
    ---------------------------------
    Name: Craig W. Sedmak
    Title: Senior Managing Director

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Warren H. Friend
    ---------------------------------
    Name: Warren H. Friend
    Title:

                             Underwriting Agreement

                                   SCHEDULE I

Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage
Pass-Through Certificates, Series 2007-PWR18, Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A, Class A-M, Class AM-A, Class A-J and Class
AJ-A

                                                  AMOUNT TO BE PURCHASED BY
                       AMOUNT TO BE PURCHASED BY     MORGAN STANLEY & CO.
CLASS OF CERTIFICATES   BEAR, STEARNS & CO. INC.         INCORPORATED
---------------------  -------------------------  -------------------------

         A-1               $   37,445,529.50          $   37,445,529.50

         A-2               $  145,950,000.00          $  145,950,000.00

         A-3               $  134,850,000.00          $  134,850,000.00

        A-AB               $   65,950,000.00          $   65,950,000.00

         A-4               $  354,999,000.00          $  354,999,000.00

        A-1A               $  136,207,500.00          $  136,207,500.00

         A-M               $  105,778,500.00          $  105,778,500.00

        AM-A               $   19,458,000.00          $   19,458,000.00

         A-J               $   91,234,000.00          $   91,234,000.00

        AJ-A               $   16,783,000.00          $   16,783,000.00

        Total              $1,108,655,529.50          $1,108,655,529.50

                                    Sch. I-1

                             SCHEDULE I (CONTINUED)

             INITIAL AGGREGATE
                 PRINCIPAL         INITIAL                  RATING(3)
   CLASS         AMOUNT OF      PASS-THROUGH   PURCHASE    (S&P/FITCH/
DESIGNATION       CLASS(1)          RATE       PRICE(2)       DBRS)
-----------  -----------------  ------------  ----------  ------------
    A-1         $ 74,891,059       5.038%      99.49752%  AAA /AAA/AAA
    A-2         $291,900,000       5.613%     100.54906%  AAA /AAA/AAA
    A-3         $269,700,000       5.957%     100.54470%  AAA /AAA/AAA
    A-AB        $131,900,000       5.926%     100.54904%  AAA /AAA/AAA
    A-4         $709,998,000       5.700%     100.54803%  AAA /AAA/AAA
    A-1A        $272,415,000       5.602%     100.54956%  AAA /AAA/AAA
    A-M         $211,557,000       6.084%     100.54666%  AAA /AAA/AAA
    AM-A        $ 38,916,000       6.087%     100.54949%  AAA /AAA/AAA
    A-J         $182,468,000       6.413%      97.64426%  AAA /AAA/AAA
    AJ-A        $ 33,566,000       6.413%      97.64426%  AAA /AAA/AAA

----------
(1)  Subject to a variance of plus or minus 5.0%.

(2)  Expressed as a percentage of the aggregate stated amount of the relevant class of Certificates to be purchased. The purchase price for each class of the Certificates will also include accrued interest at the initial
     Pass-Through Rate therefor on the aggregate stated amount thereof to be purchased from December 1, 2007 to but not including the Closing Date.

(3)  By each of Standard & Poor's Ratings Services, a division of The
     McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("Fitch") and DBRS, Inc.
     ("DBRS").

                                    Sch. I-2

                                     Annex A

                         [Cover Page to Transaction FWP]

                                    Annex A-1

                                     Annex B

                         [Cover Page to Pre-pricing FWP]

                                    Annex B-1